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                                                                   EXHIBIT 23.4

                                [ANDERSEN LOGO]


              CONSENT OF ARTHUR ANDERSEN, INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-4 of Huntingdon Life Sciences Group plc of our report dated 30 April, 1999, with respect to the consolidated financial statements of Huntingdon Life Sciences Group plc included in its Form 10-K for the year ended 31 December 2000 and to the reference to our Firm under the heading "Experts" in the Prospectus which is part of this Registration Statement, filed with the Securities and Exchange Commission.


                                        /s/ ARTHUR ANDERSEN


                                        ARTHUR ANDERSEN

November 7, 2001